                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 29, 2005

                       Allegheny Technologies Incorporated
        -----------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
              -----------------------------------------------------
                  (State or Other Jurisdiction of Incorporation

          1-12001                                        25-1792394
  ------------------------                    ---------------------------------
 (Commission File Number)                     (IRS Employer Identification No.)

        1000 PPG Place, Pittsburgh, Pennsylvania            15222-5479
        ----------------------------------------            ----------
        (Address of Principal Executive Offices)           (Zip Code)

                                 (412) 394-2800
       ------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
 ------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         (a) On April 29, 2005, Allegheny Technologies Incorporated issued a press release with respect to an unfavorable judgment issued in a case involving the Company's Metalworking Products business, which the Company plans to appeal. As a result of this decision, Allegheny Technologies will reduce its first quarter 2005 net income by $5.3 million, or $0.05 per share, to $61.0 million, or $0.61 per share. This adjustment will be reflected in ATI's first quarter 2005 Form 10-Q. A copy of this press release is attached as Exhibit 99.1 and is being furnished, not filed, under Item 2.02 of this Current Report on Form 8-K.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         Exhibit 99.1 Press release dated April 29, 2005

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ALLEGHENY TECHNOLOGIES INCORPORATED


                                 By: /s/ Jon D. Walton
                                     -----------------------------------------
                                     Jon D. Walton
                                     Executive Vice President, Human Resources,
                                     Chief Legal and Compliance Officer


Dated:  April 29, 2005

                                  EXHIBIT INDEX



   Exhibit 99.1        Press Release dated April 29, 2005 (filed herewith).